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                                                                       EXHIBIT 8

                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                                666 Fifth Avenue
                            New York, New York 10103



                                 March 17, 1997


Household Affinity Funding Corporation
1111 Town Center Drive
Las Vegas, Nevada  89134

Re:  Household Affinity Credit Card Master Trust I
     ---------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel for Household Affinity Funding Corporation, a Delaware corporation, (the "Seller"), in connection with the preparation of the Registration Statement on Form S-1 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Class A Credit Card Participation Certificates and Class B Credit Card Participation Certificates (the "Certificates") representing an undivided interest in the Household Affinity Credit Card Master Trust I (the "Trust"). The Certificates are to be issued pursuant to the Amended and Restated Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1993 and as amended as of April 12, 1995, as supplemented by a Supplement to the Pooling and Servicing Agreement among the Seller, Household Finance Corporation, as servicer and the Bank of New York, as trustee substantially in the form filed as exhibits 4.1 and 4.2, respectively, to the Registration Statement.

     We hereby confirm that the statements set forth in the prospectus relating to the Certificates (the "Prospectus") forming a part of the Registration Statement under the headings "Prospectus Summary-Tax Status," "Certain Federal Income Tax Consequences" and "State and Local Tax Consequences," as well as the statements set forth under the heading "Certain U.S. Federal Income Tax Documentation Requirements" in Annex II to the Prospectus, to the extent that they constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to Orrick, Herrington & Sutcliffe LLP under the captions "Legal Matters" and "Certain Federal Income Tax Consequences-Treatment of the Investor Certificates as Debt" in the Prospectus. In giving such consent, we do not admit that we are "experts," within the meaning of the term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                 Very truly yours,

                                 /s/ Orrick, Herrington & Sutcliffe LLP

                                 ORRICK, HERRINGTON & SUTCLIFFE LLP